Exhibit 4.14

NEITHER THESE SERIES E WARRANTS NOR THE SHARES OF SERIES E PREFERRED STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER ANY STATE SECURITIES ACT. NEITHER THESE SERIES E WARRANTS NOR THE SHARES OF SERIES E PREFERRED STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS CAN BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES ACT OF 1933, AS AMENDED (“SECURTIES ACT”), OR PURSUANT TO AN EXEMPTION THEREFROM. THESE SERIES E WARRANTS AND THE SHARES OF SERIES E PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS DESCRIBED HEREIN AND THE NUVOX, INC. 2001 STOCK INCENTIVE PLAN.

No.________	Series E Warrants

VOID AFTER MARCH 31, 2002

NUVOX, INC.

SERIES E WARRANT CERTIFICATE

         THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, ____________, his or her permitted transferees or registered assigns, in accordance with the terms of this Series E Warrant Certificate (the "Warrant Certificate"), and the NuVox, Inc. 2001 Stock Incentive Plan (the "Plan") is the owner of the number of warrants to acquire shares of the Company's [Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock, Series E-3 Convertible Preferred Stock, Series E-4 Convertible Preferred Stock, Series E-5 Convertible Preferred Stock, Series E-6 Convertible Preferred Stock, Series E-7 Convertible Preferred Stock, Series E-8 Convertible Preferred Stock, Series E-9 Convertible Preferred Stock, Series E-10 Convertible Preferred Stock, Series E-11 Convertible Preferred Stock, Series E-12 Convertible Preferred Stock, Series E-13 Convertible Preferred Stock and Series E-14 Convertible Preferred Stock (collectively, the "Series E Preferred Stock" and each a "series of Series E Preferred Stock") set forth on Schedule 1 hereto (the "Series E Warrants"), each of which entitles the owner thereof to acquire from NuVox, Inc., a Delaware corporation (the "Company"), subject to the terms of this Warrant Certificate and the Plan, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed, at any time prior to the Expiration Date (as defined below), at the principal executive offices of the Company located at 16090 Swingley Ridge Road, Suite 500, Chesterfield, Missouri 63017, one fully paid and nonassessable share of the series of Series E Preferred Stock for which the Series E Warrant is exercisable as set forth on Schedule 1 hereto, at the purchase price of $1.00 per share for each such share of Series E Preferred Stock ("Purchase Price"), payable in cash, certified check or wire transfer or by "Cashless Exercise" as provided below. The Expiration Date shall be the earlier of (a) 4:00 P.M. (St. Louis time) on March 31, 2002, or (b) subject to

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receipt of the Offering Notice (as defined below) by the holder of this Warrant Certificate, the closing of the sale of the common stock of the Company, $.01 par value ("Common Stock"), in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $1.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock), in which the aggregate proceeds to the Company and/or any selling stockholders (prior to underwriters' discounts and expenses) are at least $50 million (a "Qualified Public Offering"). The Company shall provide written notice (the "Offering Notice") to the holder of this Warrant Certificate of the proposed closing date of a Qualified Public Offering (the "Closing Date") not later than 10 days prior to the actual Closing Date. Upon receipt of the Offering Notice, the holder of this Warrant Certificate, upon surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed, may exercise the Series E Warrants evidenced hereby conditioned upon the closing of the Qualified Public Offering described in the Offering Notice (a "Conditional Exercise"). If the Qualified Public Offering does not close within 30 days of such proposed Closing Date, the Series E Warrants evidenced hereby shall remain outstanding and this Warrant Certificate shall be returned to the holder hereof, subject to its prior expiration in accordance with clause (a) above, unless such expiration date shall have passed during the time the Warrant Certificate had been tendered in anticipation of the Qualified Public Offering, in which case the holder of this Warrant Certificate will be given 20 business days to exercise the Series D Warrants evidenced hereby.

         The holder of this Warrant Certificate may, at its option and at any time prior to the Expiration Date, exercise the Series E Warrants by "Cashless Exercise" and pay the Purchase Price by delivering to the Company cash and/or shares of Common Stock or shares of the Company's Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock or Series C-3 Convertible Preferred Stock, having an "Exchange Price" equal to the amount of the Purchase Price provided that (i) only shares of Series A Preferred Stock may be used to acquire shares of Series E-1 Preferred Stock, (ii) only shares of Series A-1 Preferred Stock may be used to acquire shares of Series E-2 Preferred Stock, (iii) only shares of Series C-1 Preferred Stock may be used to acquire shares of Series E-3 Preferred Stock, (iv) only shares of Series C-2 Preferred Stock may be used to acquire shares of Series E-4 Preferred Stock, only shares of Series C-3 Preferred Stock may be used to acquire shares of Series E-5 Preferred Stock, (vi) only shares of Series B Preferred Stock may be used to acquire shares of Series E-14 Preferred Stock, (v) only shares of Common Stock may be used to acquire shares of any of the series of Series E Preferred Stock numbered E-6 through E-13, inclusive and (vi) any shares of Company stock tendered must have been owned by the holder hereof for at least six months. Schedule 1 hereto sets forth the outstanding series of the Company's capital stock that may be delivered in payment of the Purchase Price for Series E Warrants to purchase each of the various series of Series E Preferred Stock. As used herein, the term "Exchange Price" means the value of outstanding shares of the Company's capital stock for purposes of the payment of the Purchase Price hereunder. The Exchange Price for each class of the Company's capital stock and the maximum number of shares of each class that the holder of this Warrant Certificate may submit for payment of the purchase price are shown on Schedule 1 hereto.

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         No fractional shares of Series E Preferred Stock will be issued upon exercise of the Series E Warrants evidenced hereby. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

         The Company agrees that the shares of Series E Preferred Stock purchased upon the exercise of this Warrant Certificate shall be and are deemed to be issued to the holder of the exercised Warrant Certificate as the record owner of such shares of Series E Preferred Stock as of the close of business on the date on which this Warrant Certificate with the Form of Election to Purchase in substantially the form attached hereto properly executed and appropriate payment for such shares of Series E Preferred Stock shall have each been delivered to the Company at its principal executive offices. Certificates for the shares of Series E Preferred Stock so purchased, together with any other securities or property to which the holder of the exercised Warrant Certificate is entitled upon such exercise, shall be delivered to such holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant Certificate have been so exercised, and in any event, within ten (10) business days after such exercise. In case of a purchase of less than all of the shares which may be purchased under this Warrant Certificate, the Company shall cancel this Warrant Certificate and execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of the shares of Series E Preferred Stock purchasable under the Warrant Certificate surrendered upon such purchase to the holder of the exercised Warrant Certificate within a reasonable time but no later than ten (10) business days after such exercise. Each stock certificate so delivered shall be in such denominations of Series E Preferred Stock as may be requested by the holder of the exercised Warrant Certificate and shall be registered in the name of such holder.

         The Series E Warrants evidenced by this Warrant Certificate are part of a series of duly authorized Series E Warrants issued, or to be issued, under the Plan, [and pursuant to the terms of a Securities Purchase Agreement by and among the Company and the Purchasers of Units, dated as of August __, 2001 (the "Purchase Agreement")] and are referred to hereinafter as the "Series E Warrants."

         In order to prevent dilution of the exercise rights granted under this Warrant Certificate, the Purchase Price shall be subject to adjustment from time to time as follows:

         For purposes of determining the adjusted Purchase Price, the following adjustment provisions shall be applicable:

                 (a) Subdivision or Combination of Series E Preferred Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of any series of Series E Preferred Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision with respect to such series of Series E Preferred Stock shall be proportionately reduced, and, conversely, if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of any series of Series E Preferred Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination with respect to such series of Series E Preferred Stock shall be proportionately increased.

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                 (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is affected in such a manner that holders of any series of Series E Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for such series of Series E Preferred Stock is referred to herein as an "Organic Change". Prior to the consummation of, and as a condition to, any Organic Change, the Company shall make lawful and appropriate provision to insure that the holder of this Warrant Certificate shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of any such series of Series E Preferred Stock immediately theretofore acquirable and receivable upon the exercise of the Series E Warrants, such shares of stock, securities, assets or other property as such holder would have received in connection with such Organic Change if the holder of this Warrant Certificate had exercised the Series E Warrants immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision to insure that the adjustment provisions of this Warrant Certificate shall thereafter continue to apply (including, without limitation, provisions for adjustment to the Purchase Price and of the number of shares purchasable and receivable upon exercise of the Series E Warrants). The Company shall not effect any consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets or stock assumes, by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to the holder of this Warrant Certificate such shares of stock, securities, assets or other property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 (c) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Warrant Certificate but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate and lawful adjustment in the Purchase Price so as to protect the rights of the holder of this Warrant Certificate; provided that no such adjustment shall increase the Purchase Price with respect to the shares of any series of Series E Preferred Stock as otherwise determined pursuant hereto or decrease the number of shares of any series of Series E Preferred Stock issuable upon exercise of the Series E Warrants.

                 (d) Notices. Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the holder of this Warrant Certificate, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall also give written notice to the holder of this Warrant Certificate at least 20 days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon any series of Series E Preferred Stock, (II) with respect to any pro rata subscription offer to holders of any series of Series E Preferred Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, and the date on which any Organic Change, dissolution or liquidation shall take place.

                 (e) Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to each record holder of any series of Series E Preferred Stock, in hisor her capacity as such record holder, then any holder of Series E Warrants to purchase such series of Series E Preferred Stock shall thereafter be entitled to acquire, in addition to the shares of Series E

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Preferred Stock acquirable and receivable upon exercise of the Series E Warrants, and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of such series of Series E Preferred Stock acquirable upon exercise of the Series E Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of such series of Series E Preferred Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         The Company covenants and agrees that it will at all times (i) have authorized and reserved and keep available out of its authorized but unissued Series E Preferred Stock, solely for the purpose of issuance upon the exercise of the Series E Warrants, such number of shares of Series E Preferred Stock as shall from time to time be issuable upon the exercise of the Series E Warrants and (ii) reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series E Preferred Stock issuable upon the exercise of the Series E Warrants, such number of shares of Common Stock as shall from time to time be issuable upon conversion of such shares of Series E Preferred Stock issuable on the exercise of the Series E Warrants; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Series E Preferred Stock and the Common Stock, on a fully diluted basis, shall not be sufficient to effect such exercise or such conversion based on the Purchase Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued or issued but not outstanding shares of the Series E Preferred Stock or its Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose. The Company further covenants that all shares of Series E Preferred Stock and Common Stock which shall be so issuable, when issued upon exercise of the Series E Warrants or on conversion of such Series E Preferred Stock, as the case may be, shall be duly authorized, validly issued, fully-paid and non-assessable and free of all taxes, liens, and charges with respect to the issue thereof.

         The issuance of certificates for shares of the Series E Preferred Stock upon the exercise of the Series E Warrants shall be made without charge to the holder hereof for cost incurred by the Company in connection with such exercise and the related issuance of shares of Series E Preferred Stock.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Series E Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or except as provided above, to receive notice of meetings, or to receive dividends of subscription rights or otherwise, until the Series E Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Series E Preferred Stock, and no mere enumeration herein of the rights or privileges of the holderhereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

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         Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company that:

                 (a) Neither this Warrant Certificate nor any rights hereunder may be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) without the express prior written consent of the Company, which consent will be given at the Company's sole discretion; provided, however, that, the holder hereof may transfer this Warrant Certificate and the rights hereunder by gift to Family Members (as defined below) of such holder without such consent provided that such transfer is not inconsistent with the Form S-8 rules pertaining to the transfer of options. This Warrant Certificate shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant Certificate or the rights hereunder contrary to the provisions hereof shall be null and void and without legal effect;

                 (b) This Warrant Certificate, if transferred in accordance with paragraph (a), above, is transferable only on the registry books of the Company if surrendered at the principal office of the Company, duly endorsed, or accompanied by a proper instrument of transfer;

                 (c) The Company may deem and treat the person in whose name the Warrant Certificate is registered on the registry books of the Company as the absolute owner thereof and of the Series E Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary;

                 (d) If the Series E Warrants are exercised at any time prior to the closing of a Qualified Public Offering, the holder hereof shall, prior to the delivery of any shares of Series E Preferred Stock which may be purchased upon exercise hereof, execute and deliver to the Company instruments of accession providing that the holder of such shares shall become a party to, and shall be subject to the terms and conditions of, the Amended and Restated Stockholders' Agreement dated as of March 31, 2000 and amended from time to time thereafter, including as of _____ __, 2001, by and among the Company and its stockholders, the Amended and Restated Registration Rights Agreement dated as of March 31, 2000 and amended from time to time thereafter, including as of _____ __, 2001, by and among the Company and its stockholders, and, to the extent such holder is an employee of the Company, the Amended and Restated Shareholders Agreement dated as of August 14, 1998 and amended from time to time; thereafter, including as of _____ __, 2001, by and among the Company and its stockholders; and

                 (e) In the event of the exercise of the Series E Warrants, the holder hereof intends to purchase the shares purchased upon exercise hereof for investment purposes only and not with a view to resale or other distribution; except this condition will no longer apply in the event the shares purchased upon such exercise are registered under the Securities Act, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. The holder hereof also agrees that the certificates evidencing the shares purchased upon exercise of the Series E Warrants may bear restrictive legends, if appropriate, indicating that the shares have not been registered under the Sreferencing any applicable federal or state securities law restrictions and the transfer restrictions imposed pursuant to the documents described in clause (d) above, which legends may be in such forms as the Company shall reasonably determine to be proper.

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         As used herein, the term "Family Members" shall mean any Person considered a "family member" under the General Instructions to Form S-8.

         As used herein, the term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         All notices, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable express courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be delivered or sent (i) to the Company at its principal executive offices and (ii) to the holder of this Warrant Certificate at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this Warrant Certificate upon written notice to the Company).

         THESE WARRANTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS AND DISPUTED RELATING THERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

         Any legal action or proceeding with respect to this Warrant Certificate may be brought in the courts of the City of St. Louis, State of Missouri, or of the United States of America for the Eastern District of Missouri in St. Louis, Missouri, and, by execution and issuance or acceptance of this Warrant Certificate, the Company and the holder of this Warrant Certificate hereby accepts for itself and in respect of its property, irrevocably and unconditionally, the jurisdiction of the aforesaid courts. The Company and the holder of this Warrant Certificate further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its principal executive offices and to the holder of this Warrant Certificate at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this Warrant Certificate upon written notice to the Company), such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Company or the holder of this Warrant Certificate to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction. The Company and the holder of this Warrant Certificate further hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Warrant Certificate brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed and issued by its duly authorized officer as of _____ __, 2001.

NUVOX, INC.
By:_________________________________

ATTEST:

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Schedule 1 to Series E Warrant Certificate

Name of holder: __________________________________________

Number of warrants to purchase shares of the various series of Series E Preferred Stock evidenced by this Warrant Certificate:

_________ warrants to purchase Series E-1 Preferred Stock

_________ warrants to purchase Series E-2 Preferred Stock

_________ warrants to purchase Series E-3 Preferred Stock

_________ warrants to purchase Series E-4 Preferred Stock

_________ warrants to purchase Series E-5 Preferred Stock

_________ warrants to purchase Series E-6 Preferred Stock

_________ warrants to purchase Series E-7 Preferred Stock

_________ warrants to purchase Series E-8 Preferred Stock

_________ warrants to purchase Series E-9 Preferred Stock

_________ warrants to purchase Series E-10 Preferred Stock

_________ warrants to purchase Series E-11 Preferred Stock

_________ warrants to purchase Series E-12 Preferred Stock

_________ warrants to purchase Series E-13 Preferred Stock

_________ warrants to purchase Series E-14 Preferred Stock

The applicable Exchange Prices for this holder and the type of Series E Warrant for which shares of outstanding Common Stock and each series of outstanding Preferred Stock may be delivered in payment of the Purchase Price are as follows:

Class of Stock	Exchange Price	Maximum Number of Shares Which May be Submitted for Purchase Price	Warrants for which Shares May be Submitted for Purchase Price
Common Stock (purchased at more than $1.00 per share)	[Insert purchase price per share]	__________	Warrants to purchase Series E-6 Preferred Stock
Common Stock purchased at $0.__	$1.00	__________	Warrants to purchase Series E-__ Preferred Stock
Series A Convertible Preferred Stock	$3.00	__________	Warrants to purchase Series E-1 Preferred Stock
Series A-1 Convertible Preferred Stock	$4.00	__________	Warrants to purchase Series E-2 Preferred Stock
Series B Convertible Preferred Stock	$7.00	__________	Warrants to purchase Series E-14 Preferred Stock
Series C-1 Convertible Preferred Stock	[Invested Capital Per Share]	__________	Warrants to purchase Series E-3 Preferred Stock
Series C-2 Convertible Preferred Stock	[Invested Capital Per Share]	__________	Warrants to purchase Series E-4 Preferred Stock
Series C-3 Convertible Preferred Stock	[Invested Capital Per Share]	__________	Warrants to purchase Series E-5 Preferred Stock

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Warrant Certificate.)

To NuVox, Inc.
[ ]		The undersigned hereby irrevocably elects to exercise
	[ ]	by cash payment of the aggregate Purchase Price
	[ ]	by delivering the following securities (which the undersigned acknowledges that he or she has owned for at least six months) with values equaling the aggregate Purchase Price:
Class of Stock	Aggregate Value
______ shares of Common Stock	$
______ shares of Series A Convertible Preferred Stock	$
______ shares of Series A-1 Convertible Preferred Stock	$
______ shares of Series B Convertible Preferred Stock	$
______ shares of Series C-1 Convertible Preferred Stock	$
______ shares of Series C-2 Convertible Preferred Stock	$
______ shares of Series C-3 Convertible Preferred Stock	$

the number of the Series E Warrants to acquire the shares of Series E Preferred Stock issuable upon the exercise of such Series E Warrants as set forth below, and requests that certificates for such shares be issued in the name of:

(Please print name and address)

(social security or other identifying number)

Number of warrants to purchase Series E-1 Preferred Stock exercised _______________

Number of warrants to purchase Series E-2 Preferred Stock exercised _______________

Number of warrants to purchase Series E-3 Preferred Stock exercised _______________

Number of warrants to purchase Series E-4 Preferred Stock exercised _______________

Number of warrants to purchase Series E-5 Preferred Stock exercised _______________

Number of warrants to purchase Series E-6 Preferred Stock exercised _______________

Number of warrants to purchase Series E-7 Preferred Stock exercised _______________

Number of warrants to purchase Series E-8 Preferred Stock exercised _______________

Number of warrants to purchase Series E-9 Preferred Stock exercised _______________

Number of warrants to purchase Series E-10 Preferred Stock exercised _______________

Number of warrants to purchase Series E-11 Preferred Stock exercised _______________

Number of warrants to purchase Series E-12 Preferred Stock exercised _______________

Number of warrants to purchase Series E-13 Preferred Stock exercised _______________

Number of warrants to purchase Series E-14 Preferred Stock exercised _______________

[ ]		The undersigned hereby irrevocably elects, subject to and conditioned upon the closing of a Qualified Public Offering on the Closing Date in accordance with the terms of this Warrant Certificate, to exercise
	[ ]	by cash payment of the aggregate Purchase Price
	[ ]	by delivering the following securities (which the undersigned acknowledges that he or she has owned for at least six months) with values equaling the aggregate Purchase Price:

Class of Stock	Aggregate Value
______ shares of Common Stock	$
______ shares of Series A Convertible Preferred Stock	$
______ shares of Series A-1 Convertible Preferred Stock	$
______ shares of Series B Convertible Preferred Stock	$
______ shares of Series C-1 Convertible Preferred Stock	$
______ shares of Series C-2 Convertible Preferred Stock	$
______ shares of Series C-3 Convertible Preferred Stock	$

the number of the Series E Warrants to acquire the shares of Series E Preferred Stock issuable upon the exercise of such Series E Warrants as set forth below, and requests that certificates for such shares be issued in the name of:

(Please print name and address)

(social security or other identifying number)

Number of warrants to purchase Series E-1 Preferred Stock exercised _______________

Number of warrants to purchase Series E-2 Preferred Stock exercised _______________

Number of warrants to purchase Series E-3 Preferred Stock exercised _______________

Number of warrants to purchase Series E-4 Preferred Stock exercised _______________

Number of warrants to purchase Series E-5 Preferred Stock exercised _______________

Number of warrants to purchase Series E-6 Preferred Stock exercised _______________

Number of warrants to purchase Series E-7 Preferred Stock exercised _______________

Number of warrants to purchase Series E-8 Preferred Stock exercised _______________

Number of warrants to purchase Series E-9 Preferred Stock exercised _______________

Number of warrants to purchase Series E-10 Preferred Stock exercised _______________

Number of warrants to purchase Series E-11 Preferred Stock exercised _______________

Number of warrants to purchase Series E-12 Preferred Stock exercised _______________

Number of warrants to purchase Series E-13 Preferred Stock exercised _______________

Number of warrants to purchase Series E-14 Preferred Stock exercised _______________

Dated: ____________________, _____
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

hereby irrevocably transfers unto

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney in fact for the undersigned to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution. The undersigned warrants that the transfer reflected by this document is a gift, and the undersigned has received no consideration in return for the transfer.

Dated: ____________________, _____
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)